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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                            Securities Act of 1934



Date of Report (Date of earliest event reported):  January 6, 2000

                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)

Delaware                           0-22802                     36-3904053
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                    File No.)                Identification No.)
incorporation)

     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.   Other Events.

     On January 6, 2000, Boston Chicken, Inc. (the "Company") announced that it and its Boston Market-related subsidiaries (together, the "Debtors") had filed a joint Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court, District of Arizona, which has jurisdiction over the Debtors' Chapter 11 cases filed in October 1998. The basis of the Plan of Reorganization is the previously announced asset purchase agreement dated November 30, 1999 (the "Asset Purchase Agreement") among the Debtors, as Sellers, Golden Restaurant Operations, Inc. ("GRO"), a wholly-owned subsidiary of McDonald's Corporation ("McDonald's"), as Buyer, and McDonald's, as guarantor of certain of GRO's obligations under the Asset Purchase Agreement. Under the terms of the Asset Purchase Agreement, GRO will purchase substantially all of the assets of the Debtors and assume certain liabilities of the Debtors for an aggregate consideration of approximately $173.5 million. Assets of the Debtors not purchased by GRO, including the Company's approximately 51.9% ownership interest in Einstein/Noah Bagel Corp., will be transferred to a Plan Trust for the benefit of creditors. The Debtors have requested a Bankruptcy Court hearing to consider approval of the Disclosure Statement on February 15, 2000 in Courtroom No. 6, 10/th/ floor, 2929 North Central Avenue, Phoenix, Arizona. All court filings in connection with the Debtors' chapter 11 cases can be accessed on the Internet at http://ecf.azb.uscourts.gov.

     Under the terms of the filed Plan of Reorganization, after payment of bankruptcy administrative expenses and payment of claims entitled to priority under the Bankruptcy Code, the Debtors' senior secured creditors will receive substantially less than the aggregate face value of their loans to the Company. Holders of the Debtors' equity securities and holders of any claims arising out of the purchase of the Debtors' debt and equity securities will receive no distributions under the proposed Plan of Reorganization. In addition, it is unlikely that holders of the Company's convertible subordinated debt securities will receive any distributions under the Plan of Reorganization.

                          FORWARD LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance or achievements of the Debtors' and its stores to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The success of the Boston Market system generally is dependent upon, among other things, approval by the Bankruptcy Court of the proposed Plan of Reorganization and consummation of the Asset Purchase Agreement. Likewise, all forward-looking statements relating to the Plan of Reorganization and the Asset Purchase Agreement are subject to such approval and consummation. There can be no assurance that such approval will be obtained or that such consummation will occur.

                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2000

                             BOSTON CHICKEN, INC.


                             By: /s/ Greg Uhing
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                                    Greg Uhing
                              Senior Vice President and
                               Chief Financial Officer
                            (Principal Financial Officer)